EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements of our reports dated February 23, 2010, relating to the financial statements and financial statement schedules of The Hartford Financial Services Group, Inc. (the “Company”) (which report expressed an unqualified opinion and included an explanatory paragraph regarding the Company’s change in its method of accounting and reporting for other-than-temporary impairments in 2009 and for the fair value measurement of financial instruments in 2008) and the effectiveness of The Hartford Financial Services Group, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Hartford Financial Services Group, Inc. for the year ended December 31, 2009.

Form S-3 Registration No.	Form S-8 Registration Nos.
333-142044	333-105707
333-049170
333-105706
333-034092
033-080665
333-012563
333-125489
333-157372
333-160173
DELOITTE & TOUCHE LLP
Hartford, Connecticut
February 23, 2010